EXHIBIT 12

                             CP LIMITED PARTNERSHIP
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                      For the Quarter     For the Year       For the Year       For the Year       For the Year       For the Year
                           Ended              Ended              Ended              Ended              Ended             Ended
                       Sept. 30, 1999     Dec. 31, 1998      Dec. 31, 1997      Dec. 31, 1996      Dec. 31, 1995      Dec. 31, 1994
                       --------------     -------------      -------------      -------------      -------------      -------------
Earnings:
Income before
   extraordinary
   charges                $31,362            $34,486            $24,688            $16,100            $13,979            $14,897
Fixed charges             $24,080            $31,769            $26,269            $13,000            $12,488            $ 6,027
                           ------             ------             ------             ------             ------             ------
                          $55,442            $66,255            $50,957            $29,100            $26,467            $20,924
                           ======             ======             ======             ======             ======             ======
Fixed charges:
Interest expense          $23,132            $30,523            $25,438            $12,525            $11,914            $ 5,560
Amortization of
   deferred
   financing costs        $   575            $   764            $   480            $   437            $   538            $   436
Interest factor
   on rental
   expense (1)            $   373            $   482            $   351            $    38            $    36            $    31
                           ------             ------             ------             ------             ------             ------

                          $24,080            $31,769            $26,269            $13,000            $12,488            $ 6,027
                           ======             ======             ======             ======             ======             ======


Ratio  of  earnings
to fixed charges             2.30               2.09               1.94               2.24               2.12               3.47
                           ======             ======             ======             ======             ======             ======


(1) Amount represents one third of all rental expense (the proportion deemed representative of the interest factor).